UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2023

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2023, Avenue Therapeutics, Inc. (the “Company”) entered into a license agreement with AnnJi Pharmaceutical Co. Ltd., a Taiwanese company (“AnnJi”), whereby the Company obtained an exclusive license (the “License Agreement”) from AnnJi to intellectual property rights pertaining to the molecule known as JM17, which activates Nrf1 and Nrf2, enhances androgen receptor degradation and underlies AJ201, a clinical product candidate currently in a Phase 1b/2a clinical trial in the U.S. for the treatment of spinal and bulbar muscular atrophy (“SBMA”), also known as Kennedy’s Disease. Under the License Agreement, in exchange for exclusive (as described below) rights to the intellectual property underlying the AJ201 product candidate, the Company will pay an initial cash license fee of $3.0 million, of which $2.0 million is payable within 60 days and $1 million payable within 180 days after the effective date of the License Agreement. The Company is also obligated to issue shares of its common stock under the Subscription Agreement (described below) and make the following additional payments over the course of the License Agreement:

•	reimbursement payments of up to $10.8 million in connection with the product’s Phase 1b/2a clinical trial;
•	payments aggregating up to $14.5 million in connection with certain development milestones pertaining to the first indication in the U.S.;
•	payments aggregating up to approximately $27.5 million in connection with certain drug development milestones pertaining to additional indications and development ex-U.S.;
•	payments aggregating up to approximately $165 million upon the achievement of certain net sales milestones ranging from $75 million to $750 million in annual net sales; and
•	royalty payments based on a percentage of net sales, with such percentages ranging from the mid-single digits (on annual net sales at or below $50 million) to the low double digits (on annual net sales equal to or greater than $300 million), which are subject to potential diminution in certain circumstances.

In connection with the signing of the License Agreement, the Company will issue 831,618 shares of its common stock, par value $0.0001 per share (“Common Stock”), to AnnJi (the “First Tranche Shares”), and then will issue an additional 276,652 shares of Common Stock upon enrollment of the eighth patient in the ongoing Phase 1b/2a SBMA clinical trial (the “Second Tranche Shares” and, together with the First Tranche Shares, the “Consideration Shares”). The license provided under the License Agreement is exclusive as to all oral forms of AJ201 for use in all indications (other than androgenetic alopecia and Alzheimer’s disease) in the United States, Canada, the European Union, the United Kingdom and Israel. The License Agreement also contains customary representations and warranties and provisions related to confidentiality, diligence, indemnification and intellectual property protection. The Company will initially be obligated to obtain both clinical and commercial supply of AJ201 exclusively through AnnJi. This description of the License Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the License Agreement to be filed with a subsequent periodic report of the Company.

The Company and AnnJi entered into a subscription agreement, dated as of February 28, 2023 (the “Subscription Agreement”) that provides for the issuance of First Tranche Shares, which contains customary representations and warranties of the Company and AnnJi, respectively, and is subject to customary closing conditions. The Company and AnnJi will enter into a subsequent subscription agreement, in substantially the same form as the Subscription Agreement, with respect to the issuance of the Second Tranche Shares. This description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement to be filed with a subsequent periodic filing of the Company.

Also in connection with execution of the License Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with AnnJi. Pursuant to the Registration Rights Agreement, the Company will be required to file, on or prior to August 28, 2023, a registration statement (the “Resale Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale of the Consideration Shares. This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Registration Rights Agreement to be filed with a subsequent periodic report of the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of AnnJi in the Subscription Agreement, the offering and sale of the Consideration Shares is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. The sales of the Consideration Shares by the Company have not been registered under the Securities Act or any state securities laws, and, accordingly, the Consideration Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities does not involve a public offering and was made without general solicitation or general advertising. In the Subscription Agreement, AnnJi represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Consideration Shares for investment purposes only and not with a view to any resale, distribution or other disposition of the Consideration Shares in violation of the United States federal securities laws.

Item 8.01.	Other Events.

On March 2, 2023, the Company issued a press release announcing the entry into the License Agreement and the transactions appurtenant thereto. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press release dated March 2, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)
Date: March 2, 2023
	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer